Exhibit 99.1

Cross Country Healthcare Announces Second Quarter 2019 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--July 31, 2019--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its second quarter ended June 30, 2019.

FINANCIAL HIGHLIGHTS:

Dollars are in thousands, except per share amounts	Q2 2019	Variance Q2 2019 vs Q2 2018		Variance Q2 2019 vs Q1 2019
Revenue	$202,757	(1)%		4%
Gross profit margin*	25.4%	(80)	bps	70	bps
Net loss attributable to common shareholders	$(51,674)	NM		NM
Diluted EPS	$(1.44)	$(1.48)		$(1.39)
Adjusted EBITDA*	$6,318	(27)%		75%
Adjusted EPS*	$0.01	$(0.04)		$(0.01)
Cash flows from operations	$12,355	165%		(3)%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

NM - Not meaningful

“I am generally pleased that all segments reported sequential growth and improved profitability in the second quarter, and that our strong cash flow allowed us to make an additional prepayment on our debt,” said Kevin Clark, President and Chief Executive Officer. He continued, “While we are in the early stages of our turnaround, we are making solid progress across many fronts including investing in revenue generating resources and technology, along with refining our go-to-market strategies.”

Second quarter consolidated revenue was $202.8 million, a decrease of 1% year-over-year and an increase of 4% sequentially. Consolidated gross profit margin was 25.4%, down 80 basis points year-over-year and up 70 basis points sequentially. Net loss attributable to common shareholders was $51.7 million compared to net income of $1.5 million in the prior year and a net loss of $1.8 million in the prior quarter. Diluted EPS was a loss of $1.44 per share compared to income of $0.04 per share in the prior year and a loss of $0.05 per share in the prior quarter. Adjusted EBITDA was $6.3 million or 3.1% of revenue, as compared with $8.7 million or 4.3% of revenue in the prior year, and $3.6 million or 1.9% of revenue in the prior quarter. Adjusted EPS was $0.01 compared with $0.05 in the prior year and $0.02 in the prior quarter.

The second quarter and year-to-date results for 2019 included $35.8 million related to the establishment of valuation allowances on deferred tax assets and $14.5 million, pre-tax, in non-cash trade name impairment charges in connection with our rebranding initiatives, which impacted EPS in total by $1.37.

For the six months ended June 30, 2019, consolidated revenue was $397.9 million, a decrease of 4% year-over-year. Consolidated gross profit margin was 25.1%, down 80 basis points year-over-year. Net loss attributable to common shareholders was $53.4 million, or $1.49 per diluted share, compared to net income of $3.2 million, or $0.09 per diluted share, in the prior year. Adjusted EBITDA was $9.9 million or 2.5% of revenue, as compared with $17.1 million or 4.1% of revenue in the prior year. Adjusted EPS was $0.03 compared to $0.11 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $180.8 million, an increase of 1% year-over-year and 3% sequentially. Contribution income was $16.1 million, down from $17.0 million in the prior year, and an increase compared to $14.3 million in the prior quarter. Average field FTEs were 7,016 as compared with 7,143 in the prior year and essentially flat with the prior quarter. Revenue per FTE per day was $283 compared to $275 in the prior year and $278 in the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $18.0 million, a decrease of 15% year-over-year and an increase of 12% sequentially. Contribution income was $0.5 million, down from $1.4 million in the prior year, and an increase compared to $0.4 million in the prior quarter. Total days filled were 10,754 as compared with 13,751 in the prior year and 10,280 in the prior quarter. Revenue per day filled was $1,676 as compared with $1,551 in the prior year and $1,572 in the prior quarter.

Search

Revenue from Search was $3.9 million, a decrease of 8% year-over-year and an increase of 17% sequentially. Contribution loss was $0.2 million compared to income of $0.3 million in the prior year, and a loss of $0.4 million in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow from operations for the quarter was $12.4 million, compared to $4.7 million in the prior year, with the principal driver being improvement in days' sales outstanding (DSO). For the six months ended June 30, 2019, cash flow from operations was $25.1 million, compared to $17.9 million in the prior year. The Company's DSO improved 11 days from December 31, 2018 and 6 days from March 31, 2019. During the second quarter, the Company made an optional principal prepayment of $5.0 million on its term loan.

As of June 30, 2019, the Company had $24.8 million in cash and cash equivalents, $71.4 million principal balance on its term loan, and no amounts drawn under its revolving credit facility.

Outlook for Third Quarter 2019

The guidance below applies only to management’s expectations for the third quarter of 2019.

	Q3 2019 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$200 million - $205 million	0% - 2%	(1)% - 1%

Gross profit margin	24.5% - 25.0%	(120) - (70) bps	(90) - (40) bps

Adjusted EBITDA	$5.5 million - $6.5 million	(32)% - (20)%	(13)% - 3%

Adjusted EPS	$0.00 - $0.02	$(0.02)- $0.00	$(0.01) - $0.01

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any changes in debt structure, or any future share repurchases. The guidance also reflects the impacts from certain cost actions the Company has identified and actual results may differ depending on timing and further actions it may take. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, July 31, 2019, at 5:00 P.M. Eastern Time to discuss its second quarter 2019 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from July 31st through August 15th at the Company's website and a replay of the conference call will be available by telephone by calling 800-839-5574 from anywhere in the U.S. or 203-369-3669 from non-U.S. locations - Passcode: 2019.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our more than 30 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 68 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed service programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned.Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2019	2018	2019	2019	2018

Revenue from services	$202,757	$204,572	$195,171	$397,928	$414,860
Operating expenses:
Direct operating expenses	151,169	150,883	146,917	298,086	307,418
Selling, general and administrative expenses	45,944	45,284	46,036	91,980	90,918
Bad debt expense	645	611	270	915	810
Depreciation and amortization	3,557	2,963	2,984	6,541	5,872
Acquisition-related contingent consideration (a)	253	220	247	500	433
Acquisition and integration costs (b)	46	76	265	311	191
Restructuring costs (c)	137	193	1,140	1,277	628
Legal settlement charges (d)	1,600	—	—	1,600	—
Impairment charges (e)	14,502	—	—	14,502	—
Total operating expenses	217,853	200,230	197,859	415,712	406,270
(Loss) income from operations	(15,096)	4,342	(2,688)	(17,784)	8,590
Other expenses (income):
Interest expense	1,438	1,447	1,422	2,860	2,713
Loss on early extinguishment of debt (f)	54	—	360	414	—
Other income, net	(76)	(98)	(82)	(158)	(199)
(Loss) income before income taxes	(16,512)	2,993	(4,388)	(20,900)	6,076
Income tax expense (benefit) (g)	34,758	1,169	(3,012)	31,746	2,332
Consolidated net (loss) income	(51,270)	1,824	(1,376)	(52,646)	3,744
Less: Net income attributable to noncontrolling interest in subsidiary	404	285	391	795	563
Net (loss) income attributable to common shareholders	$(51,674)	$1,539	$(1,767)	$(53,441)	$3,181

Net (loss) income per share attributable to common shareholders - Basic	$(1.44)	$0.04	$(0.05)	$(1.49)	$0.09

Net (loss) income per share attributable to common shareholders - Diluted	$(1.44)	$0.04	$(0.05)	$(1.49)	$0.09

Weighted average common shares outstanding:
Basic	35,824	35,652	35,700	35,763	35,727
Diluted (h)	35,824	35,832	35,700	35,763	35,959

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2019	2018	2019	2019	2018
Adjusted EBITDA: (i)
Net (loss) income attributable to common shareholders	$(51,674)	$1,539	$(1,767)	$(53,441)	$3,181
Interest expense	1,438	1,447	1,422	2,860	2,713
Income tax expense (benefit) (g)	34,758	1,169	(3,012)	31,746	2,332
Depreciation and amortization	3,557	2,963	2,984	6,541	5,872
Acquisition-related contingent consideration (a)	253	220	247	500	433
Acquisition and integration costs (b)	46	76	265	311	191
Restructuring costs (c)	137	193	1,140	1,277	628
Legal settlement charges (d)	1,600	—	—	1,600	—
Impairment charges (e)	14,502	—	—	14,502	—
Loss on early extinguishment of debt (f)	54	—	360	414	—
Other income, net	(76)	(98)	(82)	(158)	(199)
Equity compensation	1,004	914	531	1,535	1,383
Applicant tracking system costs (j)	315	—	1,134	1,449	—
Net income attributable to noncontrolling interest in subsidiary	404	285	391	795	563
Adjusted EBITDA (i)	$6,318	$8,708	$3,613	$9,931	$17,097

Adjusted EPS: (k)
Numerator:
Net (loss) income attributable to common shareholders	$(51,674)	$1,539	$(1,767)	$(53,441)	$3,181
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	253	220	247	500	433
Acquisition and integration costs (b)	46	76	265	311	191
Restructuring costs (c)	137	193	1,140	1,277	628
Legal settlement charges (d)	1,600	—	—	1,600	—
Rebranding impacts (e)	15,106	—	—	15,106	—
Loss on early extinguishment of debt (f)	54	—	360	414	—
Applicant tracking system costs (j)	315	—	1,134	1,449	—
Nonrecurring income tax adjustments	35,675	(47)	—	35,675	(47)
Tax impact of non-GAAP adjustments	(1,151)	(198)	(834)	(1,985)	(467)
Adjusted net income attributable to common shareholders - non-GAAP	$361	$1,783	$545	$906	$3,919

Denominator:
Weighted average common shares - basic, GAAP	35,824	35,652	35,700	35,763	35,727
Dilutive impact of share-based payments	117	180	97	107	232
Adjusted weighted average common shares - diluted, non-GAAP	35,941	35,832	35,797	35,870	35,959

Reconciliation:
Diluted EPS, GAAP	$(1.44)	$0.04	$(0.05)	$(1.49)	$0.09
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	0.01	0.01	0.01	0.02	0.01
Acquisition and integration costs (b)	—	—	0.01	0.01	—
Restructuring costs (c)	—	0.01	0.03	0.03	0.02
Legal settlement charges (d)	0.05	—	—	0.05	—
Rebranding impacts (e)	0.42	—	—	0.42	—
Loss on early extinguishment of debt (f)	—	—	0.01	0.01	—
Applicant tracking system costs (j)	0.01	—	0.03	0.04	—
Nonrecurring income tax adjustments	0.99	—	—	0.99	—
Tax impact of non-GAAP adjustments	(0.03)	(0.01)	(0.02)	(0.05)	(0.01)
Adjusted EPS, non-GAAP (k)	$0.01	$0.05	$0.02	$0.03	$0.11

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	June 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$24,830	$16,019
Accounts receivable, net	150,515	166,128
Prepaid expenses	5,706	6,208
Insurance recovery receivable	4,462	4,186
Other current assets	1,729	2,364
Total current assets	187,242	194,905
Property and equipment, net	12,928	13,628
Operating lease right-of-use assets	20,254	—
Goodwill	101,177	101,060
Trade names, indefinite-lived	5,900	20,402
Other intangible assets, net	50,810	55,182
Non-current deferred tax assets	—	23,750
Other non-current assets	18,657	18,076
Total assets	$396,968	$427,003

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$50,180	$43,744
Accrued employee compensation and benefits	34,577	33,332
Current portion of long-term debt	—	5,235
Operating lease liabilities - current	5,132	—
Other current liabilities	4,255	3,075
Total current liabilities	94,144	85,386
Long-term debt, less current portion	70,613	77,944
Operating lease liabilities - non-current	21,447	—
Non-current deferred tax liabilities	7,791	—
Long-term accrued claims	29,764	29,299
Contingent consideration	—	—
Other long-term liabilities	8,521	16,176
Total liabilities	232,280	208,805

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	303,795	303,048
Accumulated other comprehensive loss	(2,335)	(1,462)
Accumulated deficit	(137,503)	(84,062)
Total Cross Country Healthcare, Inc. stockholders' equity	163,961	217,528
Noncontrolling interest in subsidiary	727	670
Total stockholders' equity	164,688	218,198
Total liabilities and stockholders' equity	$396,968	$427,003

Cross Country Healthcare, Inc.
Segment Data (l)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over- Year	Sequential
	June 30,	% of	June 30,	% of	March 31,	% of	% change	% change
	2019	Total	2018	Total	2019	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$180,787	89%	$178,934	88%	$175,637	90%	1%	3%
Physician Staffing	18,028	9%	21,334	10%	16,159	8%	(15)%	12%
Search	3,942	2%	4,304	2%	3,375	2%	(8)%	17%
	$202,757	100%	$204,572	100%	$195,171	100%	(1)%	4%

Contribution income: (m)
Nurse and Allied Staffing	$16,111		$16,970		$14,296		(5)%	13%
Physician Staffing	508		1,383		405		(63)%	25%
Search	(181)		251		(423)		(172)%	57%
	16,438		18,604		14,278		(12)%	15%

Corporate overhead (n)	11,439		10,810		12,330		(6)%	7%
Depreciation and amortization	3,557		2,963		2,984		(20)%	(19)%
Acquisition-related contingent consideration (a)	253		220		247		(15)%	(2)%
Acquisition and integration costs (b)	46		76		265		39%	83%
Restructuring costs (c)	137		193		1,140		29%	88%
Legal settlement charges (d)	1,600		—		—		(100)%	(100)%
Impairment charges (e)	14,502		—		—		(100)%	(100)%
(Loss) income from operations	$(15,096)		$4,342		$(2,688)		(448)%	(462)%

	Six Months Ended						Year-over- Year
	June 30,	% of	June 30,	% of			% change
	2019	Total	2018	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$356,424	89%	$363,543	88%			(2)%
Physician Staffing	34,187	9%	42,894	10%			(20)%
Search	7,317	2%	8,423	2%			(13)%
	$397,928	100%	$414,860	100%			(4)%

Contribution income: (m)
Nurse and Allied Staffing	$30,407		$33,557				(9)%
Physician Staffing	913		2,883				(68)%
Search	(604)		736				(182)%
	30,716		37,176				(17)%

Corporate overhead (n)	23,769		21,462				(11)%
Depreciation and amortization	6,541		5,872				(11)%
Acquisition-related contingent consideration (a)	500		433				(15)%
Acquisition and integration costs (b)	311		191				(63)%
Restructuring costs (c)	1,277		628				(103)%
Legal settlement charges (d)	1,600		—				(100)%
Impairment charges (e)	14,502		—				(100)%
(Loss) income from operations	$(17,784)		$8,590				(307)%

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Six Months Ended
	June 30.	June 30,	March 31,	June 30,	June 30,
	2019	2018	2019	2019	2018

Net cash provided by operating activities	$12,355	$4,666	$12,787	$25,142	$17,939
Cash used in investing activities	(429)	(1,287)	(1,245)	(1,674)	(2,315)
Net cash used in financing activities	(5,383)	(3,418)	(9,295)	(14,678)	(8,566)
Effect of exchange rate changes on cash	1	(23)	20	21	(36)
Change in cash and cash equivalents	6,544	(62)	2,267	8,811	7,022
Cash and cash equivalents at beginning of period	18,286	32,621	16,019	16,019	25,537
Cash and cash equivalents at end of period	$24,830	$32,559	$18,286	$24,830	$32,559

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2019	2018	2019	2019	2018

Consolidated gross profit margin (o)	25.4%	26.2%	24.7%	25.1%	25.9%

Nurse and Allied Staffing statistical data:
FTEs (p)	7,016	7,143	7,017	7,016	7,305
Average Nurse and Allied Staffing revenue per FTE per day (q)	$283	$275	$278	$281	$275

Physician Staffing statistical data:
Days filled (r)	10,754	13,751	10,280	21,034	28,001
Revenue per day filled (s)	$1,676	$1,551	$1,572	$1,625	$1,532

(a)	Acquisition-related contingent consideration represents the fair value and accretion adjustments to the contingent consideration liabilities for prior acquisitions, primarily the Mediscan acquisition.
(b)

Acquisition and integration costs are related to the Advantage RN, LLC acquisition that closed effective July 1, 2017 and the American Personnel, Inc. acquisition that closed effective December 1, 2018, as well as expenses incurred for potential transactions.

(c)	Restructuring costs are comprised of severance and lease consolidations-related expenses incurred as part of our planned cost savings initiatives.
(d)	Legal settlement charges relate to the resolution of a medical malpractice lawsuit as well as a California wage and hour class action settlement (subject to court approval).
(e)

Impairment charges are non-cash charges related to Nurse and Allied Staffing trade names, resulting from our rebranding initiatives in the second quarter of 2019. Rebranding impacts also include accelerated amortization of finite-lived trade names related to our rebranding initiatives.

(f)

Loss on early extinguishment of debt is related to the write-off of debt issuance costs as a result of an optional reduction in borrowing capacity in the revolving credit facility exercised in the first quarter of 2019, and optional prepayments on the Company's term loan of $7.5 million and $5.0 million made in the first and second quarters of 2019, respectively.

(g)	Income tax expense for the three and six months ended June 30, 2019 includes $35.8 million of expense related to the establishment of valuation allowances on its deferred tax assets.
(h)

Due to the net loss for the three months ended June 30, 2019 and March 31, 2019, and the six months ended June 30, 2019, 117, 97, and 107 shares (in thousands) were excluded from diluted weighted average shares.

(i)

Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, gain or loss on derivative liability, loss on early extinguishment of debt, gain or loss on sale of business, other income, net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(j)

Applicant tracking system costs for the three months ended June 30, 2019 and March 31, 2019, and the six months ended June 30, 2019, are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in unallocated corporate overhead in segment data.

(k)

Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, rebranding impacts, gain or loss on derivative liability, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(l)

Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC. In the second quarter of 2019, the Company merged its permanent search recruitment brands. As a result, certain amounts have been reclassified from Nurse and Allied Staffing to Search to conform to the current year presentation.

(m)

Contribution income is defined as income or loss from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(n)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(o)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(p)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(q)

Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses. Prior periods have been recalculated to reflect the impact of the segment reporting changes noted above.

(r)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(s)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2002
Executive Vice President and Chief Financial Officer
wburns@crosscountry.com